The Chefs’ Warehouse, Inc. 8-K

Exhibit 99.1

The Chefs’ Warehouse Reports Second Quarter 2016 Financial Results

Specialty Organic Revenue Growth of 4.6%

Ridgefield, CT, August 2, 2016 – The Chefs’ Warehouse, Inc. (NASDAQ: CHEF), a premier distributor of specialty food products in the United States and Canada, today reported financial results for its second quarter ended June 24, 2016.

Financial highlights for the second quarter of 2016 compared to the second quarter of 2015:

  Net sales increased 3.7% to $291.2 million for the second quarter of 2016 from $280.9 million for the second quarter of 2015.
  GAAP net loss was $(8.5) million including a $13.0 million after-tax loss on the early extinguishment of debt, or $(0.33) per diluted share, for the second quarter of 2016 compared to net income of $3.4 million, or $0.13 per diluted share, in the second quarter of 2015.
  Modified pro forma earnings per diluted share1 was $0.15 for the second quarter of 2016 compared to $0.21 for the second quarter of 2015.
  Adjusted EBITDA1 decreased to $15.3 million for the second quarter of 2016 compared to $18.7 million for the second quarter of 2015.

“Our core specialty business remained reasonably strong throughout the second quarter, despite a softening restaurant backdrop, with organic growth of 4.6%. Our customers have continued to navigate well through this challenging consumer environment,” said Chris Pappas, chairman and chief executive officer of The Chefs’ Warehouse, Inc. “The Del Monte system conversion proved more challenging than we originally anticipated, which significantly impacted margins during the quarter. However, the conversion of the Del Monte meat facilities is substantially complete and while it will take longer than originally expected to return protein margins to historic levels, we believe we have a great business that we are very excited about and a very solid infrastructure for continued growth.”

Second Quarter Fiscal 2016 Results

Net sales for the quarter ended June 24, 2016 increased 3.7% to $291.2 million from $280.9 million for the quarter ended June 26, 2015. Organic growth contributed $6.3 million, or 2.3% to sales growth in the quarter. The remaining sales growth of $4.0 million, or 1.4% represents one week of Del Monte sales and resulted from the acquisition of Del Monte during the second week of the quarter ended June 26, 2015.Compared to the second quarter of 2015, the Company’s case count grew approximately 5.9%, while the number of unique customers and placements grew 5.3% and 5.4%, respectively, in the core specialty business in the second quarter of 2016. Pound growth in our protein division was 3.3% for the second quarter of 2016 compared to the prior year quarter. Deflation was approximately 1.2% during the quarter, consisting of 0.9% deflation in our specialty division and deflation of 1.8% in our protein division.

Gross profit increased approximately 0.1% to $71.8 million for the second quarter of 2016 from $71.7 million for the second quarter of 2015. Gross profit margin decreased approximately 88 basis points to 24.7% from 25.5%. Gross profit margins decreased approximately 44 basis points in the Company’s specialty division compared to very strong margins in the second quarter of the prior year. Gross profit margins decreased approximately 175 basis points in the protein division due to challenges passing through beef prices as well as continued integration challenges at Del Monte.

______________________

1 Please see the Consolidated Statements of Operations at the end of this earnings release for a reconciliation of EBITDA, Adjusted EBITDA, modified pro forma net income and modified pro forma EPS to these measures’ most directly comparable GAAP measure.

Total operating expenses decreased by approximately 2.8% to $60.6 million for the second quarter of 2016 from $62.4 million for the second quarter of 2015. As a percentage of net sales, operating expenses were 20.8% in the second quarter of 2016 compared to 22.2% in the second quarter of 2015. The decrease in the Company’s operating expense ratio is largely attributable to lower transaction costs related to the Company’s acquisition of Del Monte in 2015, a reduction in the estimated fair value of earn-out obligations, offset in part by higher warehouse labor and occupancy related costs associated with the Company’s new warehouse.

Operating income for the second quarter of 2016 was $11.2 million compared to $9.3 million for the second quarter of 2015. As a percentage of net sales, operating income was 3.8% in the second quarter of 2016 compared to 3.3% in the prior year’s second quarter. The increase in operating income as a percentage of net sales was driven primarily from the improvement in the Company’s operating expense ratio discussed above, partially offset by a decrease in gross profit margins.

Interest expense increased to $25.7 million for the second quarter of 2016 compared to $3.6 million in the second quarter of 2015 due to a $22.3 million loss on the extinguishment of debt as a result of the Company’s previously disclosed refinancing completed on June 22, 2016.

The net loss for the second quarter of 2016 was $8.5 million, or $0.33 per diluted share, compared to net income of $3.4 million, or $0.13 per diluted share, for the second quarter of 2015.

On a non-GAAP basis, adjusted EBITDA1 was $15.3 million for the second quarter of 2016 compared to $18.7 million for the second quarter of 2015. For the second quarter of 2016, modified pro forma net income1 was $3.9 million and modified pro forma EPS1 was $0.15 compared to modified pro forma net income of $5.7 million and modified pro forma EPS of $0.21 for the second quarter of 2015.

Full Year 2016 Guidance

Based on second quarter results as well as current trends in the business, the Company is updating its financial guidance for fiscal year 2016, which includes a 53rd week. The Company now expects the following:

  Net sales between $1.18 billion and $1.20 billion
  Net loss between $3.0 million and $1.0 million
  Net loss per diluted share between $0.09 and $0.01
  Adjusted EBITDA between $53.0 million and $58.5 million
  Modified pro forma net income per diluted share between $0.38 and $0.46

This guidance is based on an effective tax rate of approximately 41.0% to 41.5% and fully diluted shares of approximately 27.25 million shares. For purposes of calculating the modified pro forma diluted EPS the Company has assumed that the convertible debt will be dilutive for the full year and as such the Company added back $537,000 of interest, after tax, to net loss and assumed conversion into 1,237,374 shares and included these in the diluted weighted average shares.

Second Quarter 2016 Earnings Conference Call

The Company will host a conference call to discuss second quarter 2016 financial results today at 5:00 p.m. EST. Hosting the call will be Chris Pappas, chairman and chief executive officer, and John Austin, chief financial officer. The conference call will be webcast live from the Company’s investor relations website at http://investors.chefswarehouse.com/. The call can also be accessed live over the phone by dialing (877) 407-4018, or for international callers (201) 689-8471. A replay will be available one hour after the call and can be accessed by dialing (877) 870-5176 or (858) 384-5517 for international callers; the conference ID is 13641662. The replay will be available until Tuesday, August 9, 2016, and an online archive of the webcast will be available on the Company’s investor relations website for 30 days.

Forward-Looking Statements

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding the Company’s business that are not historical facts are “forward-looking statements” that involve risks and uncertainties and are based on current expectations and management estimates; actual results may differ materially. The risks and uncertainties which could impact these statements include, but are not limited to, the Company’s ability to successfully deploy its operational initiatives to achieve synergies from the acquisition of the Del Monte entities; the Company’s sensitivity to general economic conditions, including the current economic environment, changes in disposable income levels and consumer discretionary spending on food-away-from-home purchases; the Company’s vulnerability to economic and other developments in the geographic markets in which it operates; the risks of supply chain interruptions due to a lack of long-term contracts, severe weather or more prolonged climate change, work stoppages or otherwise; the risk of loss of customers due to the fact that the Company does not customarily have long-term contracts with its customers; the risks of loss of revenue or reductions in operating margins in the Company’s protein business as a result of competitive pressures within this segment of the Company’s business; changes in the availability or cost of the Company’s specialty food products; the ability to effectively price the Company’s specialty food products and reduce the Company’s expenses; the relatively low margins of the foodservice distribution industry and the Company’s and its customers’ sensitivity to inflationary and deflationary pressures; the Company’s ability to successfully identify, obtain financing for and complete acquisitions of other foodservice distributors and to integrate and realize expected synergies from those acquisitions; the Company’s ability to service customers from its new Chicago, San Francisco and Las Vegas distribution centers and the expenses associated therewith; increased fuel cost volatility and expectations regarding the use of fuel surcharges; fluctuations in the wholesale prices of beef, poultry and seafood, including increases in these prices as a result of increases in the cost of feeding and caring for livestock; the loss of key members of the Company’s management team and the Company’s ability to replace such personnel; and the strain on the Company’s infrastructure and resources caused by its growth. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. A more detailed description of these and other risk factors is contained in the Company’s most recent annual report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 4, 2016 and other reports filed by the Company with the SEC since that date. The Company is not undertaking to update any information in the foregoing report until the effective date of its future reports required by applicable laws. Any projections of future results of operations are based on a number of assumptions, many of which are outside the Company’s control and should not be construed in any manner as a guarantee that such results will in fact occur. These projections are subject to change and could differ materially from final reported results. The Company may from time to time update these publicly announced projections, but it is not obligated to do so.

About The Chefs’ Warehouse

The Chefs’ Warehouse, Inc. (http://www.chefswarehouse.com) is a premier distributor of specialty food products in the United States and Canada focused on serving the specific needs of chefs who own and/or operate some of the nation’s leading menu-driven independent restaurants, fine dining establishments, country clubs, hotels, caterers, culinary schools, bakeries, patisseries, chocolatiers, cruise lines, casinos and specialty food stores. The Chefs’ Warehouse, Inc. carries and distributes more than 34,000 products to more than 26,000 customer locations throughout the United States and Canada.

Contact:

Investor Relations

John Austin, (718) 684-8415

THE CHEFS’ WAREHOUSE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

THIRTEEN AND TWENTY-SIX WEEKS ENDED JUNE 24, 2016 AND JUNE 26, 2015

(unaudited, in thousands except share amounts and per share data)

	Thirteen Weeks Ended		Twenty-six Weeks Ended
	June 24, 2016	June 26, 2015	June 24, 2016	June 26, 2015

Net Sales	$291,209	$280,851	$552,045	$477,623
Cost of Sales	219,406	209,137	414,284	356,152
Gross Profit	71,803	71,714	137,761	121,471

Operating Expenses	60,615	62,381	121,213	108,997
Operating Income	11,188	9,333	16,548	12,474

Interest Expense	25,667	3,574	29,323	5,411
Loss (Gain) on Disposal of Assets	—	—	3	(349)

(Loss) Income Before Income Taxes	(14,479)	5,759	(12,778)	7,412

Provision for Income Tax (Benefit) Expense	(6,024)	2,396	(5,316)	3,081

Net (Loss) Income	$(8,455)	$3,363	$(7,462)	$4,331

Net (Loss) Income Per Share:
Basic	$(0.33)	$0.13	$(0.29)	$0.17
Diluted	$(0.33)	$0.13	$(0.29)	$0.17

Weighted Average Common Shares Outstanding:
Basic	25,912,686	25,726,851	25,898,368	25,196,704
Diluted	25,912,686	26,884,238	25,898,368	25,246,749

THE CHEFS’ WAREHOUSE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF JUNE 24, 2016 AND DECEMBER 25, 2015

(in thousands)

	June 24, 2016	December 25, 2015
	(unaudited)

Cash	$48,251	$2,454
Accounts receivable, net	119,491	124,139
Inventories, net	91,257	92,758
Deferred taxes, net	5,318	5,256
Prepaid expenses and other current assets	21,865	9,164
Total current assets	286,182	233,771

Equipment and leasehold improvements, net	57,158	54,283
Software costs, net	6,757	4,511
Goodwill	155,263	155,816
Intangible assets, net	126,780	132,211
Other assets	3,443	3,089
Total assets	$635,583	$583,681

Accounts payable	$54,601	$64,888
Accrued liabilities	20,643	24,258
Accrued compensation	6,601	7,732
Current portion of long-term debt	13,285	6,030
Total current liabilities	95,130	102,908

Long-term debt, net of current portion	332,624	266,207
Deferred taxes, net	9,629	9,316
Other liabilities	15,645	17,286
Total liabilities	453,028	395,717

Preferred stock	—	—
Common stock	263	263
Additional paid in capital	126,117	125,170
Cumulative foreign currency translation adjustment	(1,843)	(2,949)
Retained earnings	58,018	65,480
Stockholders’ equity	182,555	187,964

Total liabilities and stockholders’ equity	$635,583	$583,681

THE CHEFS’ WAREHOUSE, INC.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE TWENTY-SIX WEEKS ENDED JUNE 24, 2016 AND JUNE 26, 2015

(unaudited; in thousands)

	June 24, 2016	June 26, 2015

Cash flows from operating activities:
Net Income	$(7,462)	$4,331

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	2,937	2,594
Amortization	5,567	4,589
Provision for allowance for doubtful accounts	1,552	1,266
Deferred credits	1,423	313
Deferred taxes	790	(1,055)
Amortization of deferred financing fees	675	565
Loss on debt extinguishment	22,310	—
Stock compensation	1,369	2,420
Loss (Gain) on disposal of assets	3	(349)
Change in fair value of earn-out liability	(1,815)	248
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	3,215	(3,538)
Inventories	1,735	(4,848)
Prepaid expenses and other current assets	(11,799)	2,070
Accounts payable and accrued liabilities	(16,559)	(1,989)
Other liabilities	(177)	202
Other assets	(463)	(307)
Net cash provided by operating activities	3,301	6,512

Cash flows from investing activities:
Capital expenditures	(8,034)	(15,156)
Proceeds from asset disposals	—	1,516
Cash paid for acquisitions, net of cash received	—	(123,893)
Net cash used in investing activities	(8,034)	(137,533)

Cash flows from financing activities:
Payment of debt	(130,474)	(5,448)
Proceeds from term loan	301,950	—
Proceeds from senior secured notes	—	25,000
Net change in revolving credit facility	(93,382)	112,900
Cash paid for deferred financing fees	(6,189)	—
Debt prepayment penalty and other fees	(21,219)	—
Cash paid for contingent earnout obligation	—	(1,420)
Surrender of shares to pay withholding taxes	(424)	(869)
Net cash used in financing activities	50,262	130,163

Effect of foreign currency translation adjustment on cash and cash equivalents	268	(99)

Net decrease in cash and cash equivalents	45,797	(957)
Cash and cash equivalents at beginning of period	2,454	3,328
Cash and cash equivalents at end of period	$48,251	$2,371

THE CHEFS’ WAREHOUSE, INC.

RECONCILIATION OF EBITDA AND ADJUSTED EBITDA TO NET INCOME (1)

THIRTEEN AND TWENTY-SIX WEEKS ENDED JUNE 24, 2016 AND JUNE 26, 2015

(unaudited; in thousands)

	Thirteen Weeks Ended		Twenty-six Weeks Ended
	June 24, 2016	June 26, 2015	June 24, 2016	June 26, 2015

Net (Loss) Income:	$(8,455)	$3,363	$(7,462)	$4,331
Interest expense (2)	25,667	3,574	29,323	5,411
Depreciation	1,731	1,707	2,937	2,594
Amortization	2,784	3,244	5,567	4,589
Provision for income tax (benefit) expense	(6,024)	2,396	(5,316)	3,081
EBITDA	15,703	14,284	25,049	20,006

Adjustments:
Stock compensation (3)	809	446	1,369	770
Duplicate rent (4)	129	323	432	715
Integration and deal costs/third party transaction costs (5)	49	3,299	272	4,313
Change in fair value of earn-out obligation (6)	(1,470)	208	(1,815)	248
Moving expenses (7)	108	154	412	273

Adjusted EBITDA (1)	$15,328	$18,714	$25,719	$26,325

1.	We are presenting EBITDA and Adjusted EBITDA, which are not measurements determined in accordance with the U.S. generally accepted accounting principles, or GAAP, because we believe these measures provide additional metrics to evaluate our operations and which we believe, when considered with both our GAAP results and the reconciliation to net income, provide a more complete understanding of our business than could be obtained absent this disclosure. We use EBITDA and Adjusted EBITDA, together with financial measures prepared in accordance with GAAP, such as revenue and cash flows from operations, to assess our historical and prospective operating performance and to enhance our understanding of our core operating performance. The use of EBITDA and Adjusted EBITDA as performance measures permits a comparative assessment of our operating performance relative to our performance based upon GAAP results while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies.

2.	Interest expense includes the write-off of deferred financing fees for the refinancing of our term loan and revolving credit facility and the prepayment penalties for the early extinguishment of our senior secured notes.

3.	Represents non-cash stock compensation expense associated with awards of restricted shares of our common stock and stock options to our key employees and our independent directors.

4.	Represents duplicate rent expense for our Bronx, NY and San Francisco, CA distribution facilities.

5.	Represents transaction related costs incurred to complete and integrate acquisitions, including due diligence, legal, integration and cash and non-cash stock transaction bonuses.

6.	Represents the non-cash change in fair value of contingent earn-out liabilities related to our acquisitions.

7.	Represents moving expenses for the consolidation of our San Francisco, CA and Los Angeles, CA facilities.

THE CHEFS’ WAREHOUSE, INC.

RECONCILIATION OF MODIFIED PRO FORMA NET INCOME TO NET INCOME

THIRTEEN AND TWENTY-SIX WEEKS ENDED JUNE 24, 2016 AND JUNE 26, 2015

(unaudited; in thousands except share amounts and per share data)

	Thirteen Weeks Ended		Twenty-six Weeks Ended
	June 24, 2016	June 26, 2015	June 24, 2016	June 26, 2015

Net (Loss) Income	$(8,455)	$3,363	$(7,462)	$4,331

Adjustments to Reconcile Modified Pro Forma Net Income to Net Income (1):
Duplicate rent (2)	129	323	432	715
Integration and deal costs/third party transaction costs (3)	49	3,299	272	4,313
Moving expenses (4)	108	154	412	273
Change in fair value of earnout obligation (5)	(1,470)	208	(1,815)	248
Loss on early extinguishment of debt (6)	22,310	—	22,310	—
Tax effect of adjustments (7)	(8,788)	(1,653)	(8,990)	(2,303)

Total Adjustments	12,338	2,331	12,621	3,246

Modified Pro Forma Net Income	$3,883	$5,694	$5,159	$7,577

Diluted Earnings per Share - Modified Pro Forma	$0.15	$0.21	$0.20	$0.30

Diluted Shares Outstanding - Modified Pro Forma	27,201,355	26,884,238	25,943,433	25,246,749

1.	We are presenting modified pro forma net income and modified pro forma EPS, which are not measurements determined in accordance with U.S. generally accepted accounting principles, or GAAP, because we believe these measures provide additional metrics to evaluate our operations and which we believe, when considered with both our GAAP results and the reconciliation to net income available to common stockholders, provide a more complete understanding of our business than could be obtained absent this disclosure. We use modified pro forma net income available to common stockholders and modified pro forma EPS, together with financial measures prepared in accordance with GAAP, such as revenue and cash flows from operations, to assess our historical and prospective operating performance and to enhance our understanding of our core operating performance. The use of modified pro forma net income available to common stockholders and modified pro forma EPS as performance measures permits a comparative assessment of our operating performance relative to our performance based upon our GAAP results while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies.

2.	Represents duplicate rent expense for our Bronx, NY and San Francisco, CA distribution facilities.

3.	Represents transaction related costs incurred to complete and integrate acquisitions, including due diligence, legal, integration and cash and non-cash stock transaction bonuses.

4.	Represents moving expenses for the consolidation of our San Francisco, CA and Los Angeles, CA facilities.

5.	Represents the non-cash change in fair value of contingent earn-out liabilites related to our acquisitions.

6.	Represents the write-off of deferred financing fees for the refinancing of our term loan and revolving credit facility and the prepayment penalties for the early extinguishment of our senior secured notes.

7.	Represents the tax effect of items 2 through 6 above.

THE CHEFS’ WAREHOUSE, INC.

RECONCILIATION OF ADJUSTED EBITDA GUIDANCE FOR FISCAL 2016 (1)

(unaudited; in thousands)

	Low-End Guidance	High-End Guidance

Net Loss:	$(3,000)	$(1,000)
Provision for income tax benefit	(2,100)	(700)
Depreciation & amortization	17,000	18,000
Interest expense (2)	39,000	40,000
EBITDA	50,900	56,300

Adjustments:
Stock compensation (3)	2,500	2,600
Duplicate occupancy and moving costs (4)	800	800
Integration and deal costs/third party transaction costs (5)	300	400
Change in fair value of earn-out obligations (6)	(1,500)	(1,600)

Adjusted EBITDA	$53,000	$58,500

1.	We are presenting estimated EBITDA and Adjusted EBITDA, which are not measurements determined in accordance with the U.S. generally accepted accounting principles, or GAAP, because we believe these measures provide additional metrics to evaluate our currently estimated results and which we believe, when considered with both our estimated GAAP results and the reconciliation to our estimated net income, provide a more complete understanding of our business than could be obtained absent this disclosure. We use EBITDA and Adjusted EBITDA, together with financial measures prepared in accordance with GAAP, such as revenue and cash flows from operations, to assess our historical and prospective operating performance and to enhance our understanding of our performance relative to our performance based upon GAAP results while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies.

2.	Interest expense includes the write-off of deferred financing fees for the refinancing of our term loan and revolving credit facility and the prepayment penalties for the early extinguishment of our senior secured notes.

3.	Represents non-cash stock compensation expense expected to be associated with awards of restricted shares of our common stock to our key employees and our independent directors.

4.	Represents occupancy costs, including rent, utilities and insurance, and moving costs expected to be incurred in connection with the Company’s facility consolidations while we are unable to use those facilities.

5.	Represents transaction related costs incurred to complete and integrate acquisitions, including due diligence, legal and integration costs.

6.	Represents the non-cash change in fair value of earn-out liabilities related to the Company’s acquisitions.

THE CHEFS’ WAREHOUSE, INC.

2016 FULLY DILUTED EPS GUIDANCE RECONCILIATION TO 2016 MODIFIED

PRO FORMA FULLY DILUTED EPS GUIDANCE (1)(2)

	Low-End	High-End
	Guidance	Guidance

Net loss per diluted share	$(0.09)	$(0.01)

Duplicate occupancy and moving costs (3)	0.02	0.02
Integration and deal costs (4)	0.01	0.01
Change in fair-value of earn-out obligation (5)	(0.03)	(0.03)
Loss on early extinguishment of debt (6)	0.47	0.47

Modified pro forma net income per diluted share	$0.38	$0.46

1.

We are presenting estimated modified pro forma EPS, which is not a measurement determined in accordance with U.S. generally accepted accounting principles, or GAAP, because we believe this measure provides an additional metric to evaluate our currently estimated results and which we believe, when considered with both our estimated GAAP results and the reconciliation to estimated net income per diluted share, provides a more complete understanding of our expectations for our business than could be obtained absent this disclosure. We use modified pro forma EPS, together with financial measures prepared in accordance with GAAP, such as revenue and cash flows from operations, to assess our historical and prospective operating performance and to enhance our understanding of our core operating performance. The use of modified pro forma EPS as a performance measure permits a comparative assessment of our expectations regarding our estimated operating performance relative to our estimated operating performance based on our GAAP results while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies.

2.

Guidance is based upon an estimated effective tax rate of 41.0% to 41.5% and an estimated fully diluted share count of approximately 27.25 million shares. For purposes of calculating the modified pro forma diluted EPS the Company has assumed that the convertible debt will be dilutive for the full year and as such the Company added back $537,000 of interest, after tax, to net loss and assumed conversion into 1,237,374 shares and included these in the diluted weighted average shares.

3.

Represents occupancy costs, including rent, utilities and insurance, and moving costs expected to be incurred in connection with the Company’s facility consolidations while we are unable to use those facilities.

4.

Represents transaction related costs incurred to complete and integrate acquisitions, including due diligence, legal and integration expenses.

5.

Represents the non-cash change in fair value of contingent earn-out liabilites related to the Company’s acquisitions.

6.

Represents the write-off of deferred financing fees for the refinancing of our term loan and revolving credit facility and the prepayment penalties for the early extinguishment of our senior notes.